Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Nano Dimension Ltd.:

We consent to the use of our report included in the Form 20-F/A (Amendment No.2) of Nano Dimension Ltd. filed on January 21, 2016, and to the reference to our firm under the heading “Auditors” included in Item 1C of said Form 20-F/A.

/s/ Somekh Chaikin

Certified Public Accountants (Israel)

Member firm of KPMG International

Tel Aviv, Israel

March 3, 2016